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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                           JULY 22, 1999

                          MAIL-WELL, INC.
       (Exact Name of Registrant as Specified in its Charter)

                              COLORADO
               (State or Other Jurisdiction of Incorporation)

           1-12551                            84-1250533
   (Commission File Number)     (IRS Employer Identification Number)

          23 INVERNESS WAY EAST, ENGLEWOOD, CO      80112
       (Address of principal executive offices)   (Zip Code)

                            303-790-8023
        (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.


   On July 22, 1999 the Company announced the following:


    MAIL-WELL ANNOUNCES RECORD SECOND QUARTER SALES AND EARNINGS;
                         EPS INCREASES 27%

ENGLEWOOD, CO--Mail-Well Inc. (NYSE: MWL) announced today record sales and earnings for the thirteenth consecutive quarter.

Second quarter 1999 sales increased 25% to $439.0 million from the same period a year ago. Second quarter net income of $15.0 million increased 33% from the same quarter last year, while earnings per diluted share of $0.28 increased 27% compared to $0.22 per diluted share in the prior year. Sales and net income for the first half increased by 32% and 43% to $879.5 million and $29.8 million, respectively, from the prior year. Earnings per diluted share for the six months ended June 30, 1999, increased 33% to $0.56.

"This was another strong quarter for Mail-Well and our thirteenth consecutive quarter of record sales and earnings," said Gerald F. Mahoney, Chairman and CEO of Mail-Well. "We are particularly pleased with the margin improvements in each of our businesses. The second quarter demonstrates the continued success we have had in improving profitability. Second quarter operating margins increased to 8.9% from 7.1% last year. In particular, the envelope restructuring initiatives continue on plan and are delivering the results we anticipated. A new accounts receivable securitization facility was successfully syndicated in the second quarter, which increased the Company's borrowing capacity by another $50 million. We also successfully completed four acquisitions in the second quarter - three commercial printers and one label company. For the remainder of 1999 we expect additional margin improvement and continued growth internally and from acquisitions."

Mail-Well is a leading consolidator in the highly fragmented printing industry, specializing in four fast-growing multibillion-dollar market segments: commercial printing, envelopes, labels and printing for distributors. Mail-Well currently has more than 13,000 employees, 110 printing plants and numerous sales offices throughout North America. Reporting 1998 sales of $1.5 billion, Mail-Well currently has a revenue run rate in excess of $1.9 billion.

This press release may contain forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to such differences include, but are not limited to, product demand and sales, interest rates, ability to obtain assumed productivity savings and availability of acquisition opportunities.


Note: News releases and other information on Mail-Well can be accessed at www.mail-well.com
   -----------------


                               (more)


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
                                               MAIL-WELL, INC.
                                              FINANCIAL SUMMARY
                                  THREE AND SIX MONTHS ENDED JUNE 30, 1999
                                    (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                            THREE MONTHS ENDED JUNE 30,                     SIX MONTHS ENDED JUNE 30,
                                          ------------------------------                  -----------------------------
CONDENSED INCOME STATEMENT                 1999                    1998 <F1>               1999                   1998 <F1>
                                          ------                  ------                  ------                 ------
Net sales                                 $439.0                  $350.1                  $879.5                 $668.8

Gross profit                               107.4                    70.4                   207.0                  139.5
Selling, administrative and other           68.5                    45.5                   130.5                   91.1
                                          ------                  ------                  ------                 ------
Operating income                            38.9                    24.9                    76.5                   48.4
Interest and other expense                  13.5                     7.3                    26.1                   14.1
                                          ------                  ------                  ------                 ------
Income before income taxes                  25.4                    17.6                    50.4                   34.3
Income taxes                                10.4                     6.3                    20.6                   13.5
                                          ------                  ------                  ------                 ------
Net income                                 $15.0                   $11.3                   $29.8                  $20.8
                                          ======                  ======                  ======                 ======

ADDITIONAL INFORMATION

Depreciation                               $10.9                    $8.1                   $20.3                  $14.5
Amortization                                $3.2                    $2.1                    $6.0                   $3.9
EBITDA                                     $53.0                   $35.1                  $102.8                  $66.8

EARNINGS PER SHARE INFORMATION

Weighted average shares [basic]             49.0                    46.8                    48.9                   45.2
Earnings per basic share                   $0.31                   $0.24                   $0.61                  $0.46
Weighted average shares [diluted]           58.4                    56.8                    58.3                   55.2
Earnings per diluted share                 $0.28                   $0.22                   $0.56                  $0.42

BALANCE SHEET DATA                       30-JUNE-99              31-MARCH-99                                    31-DEC-98
                                         ----------              -----------                                    ---------
Cash                                       $10.6                    $2.3                                           $1.4
Long-term debt, excluding current
portion                                   $673.2                  $582.3                                         $583.4
Stockholders' equity                      $337.3                  $317.8                                         $299.4

<F1> Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.

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
                                               MAIL-WELL, INC.
                                             SEGMENT INFORMATION
                                  THREE AND SIX MONTHS ENDED JUNE 30, 1999
                                                 (MILLIONS)

                                            THREE MONTHS ENDED JUNE 30,                     SIX MONTHS ENDED JUNE 30,
                                          ------------------------------                  -----------------------------
NET SALES                                  1999                    1998 <F1>               1999                   1998 <F1>
                                          ------                  ------                  ------                 ------
Commercial Printing                       $165.9                  $115.7                  $349.7                 $215.2
Envelopes                                  181.0                   184.5                   379.9                  375.1
Printing for Distributors                   39.0                    28.6                    71.9                   53.2
Labels                                      53.1                    21.3                    78.0                   25.3
                                          ------                  ------                  ------                 ------
Total net sales                           $439.0                  $350.1                  $879.5                 $668.8
                                          ======                  ======                  ======                 ======


OPERATING INCOME

Commercial Printing                        $13.3                    $4.8                   $27.2                  $10.5
Envelopes                                   23.6                    19.9                    48.7                   41.4
Printing for Distributors                    3.8                     2.5                     6.6                    4.2
Labels                                       3.9                     1.6                     5.6                    1.9
                                          ------                  ------                  ------                 ------
Total from operating segments               44.6                    28.8                    88.1                   58.0
                                          ------                  ------                  ------                 ------
Corporate and other                          5.7                     3.1                    11.6                    6.6
Merger expenses                                -                     0.8                       -                    3.0
                                          ------                  ------                  ------                 ------
Total operating income                     $38.9                   $24.9                   $76.5                  $48.4
                                          ======                  ======                  ======                 ======

<F1> Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.


                                ###

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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Mail-Well, Inc.
                                      ---------------
                                       (Registrant)

                                      By: /s/Gary H. Ritondaro
                                          -------------------------------
                                          Gary H. Ritondaro
                                          Sr. Vice President and CFO
Date:  July 22, 1999